EXHIBIT 11.1

MYLEX CORPORATION
EARNINGS PER SHARE COMPUTATION
THREE AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994

The basis for computing net income per common share is described in Note A to the financial statements, beginning on page 6 of the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1995.

The computation of primary and fully diluted earnings per share is as follows:

PRIMARY EARNINGS PER SHARE

                                                     THREE MONTHS ENDED

                                                JUNE 30,                  JUNE 30,
                                                 1995                       1994
                                              -----------               -----------
NET EARNINGS                                  $ 2,717,600               $ 1,433,100

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING DURING THIS PERIOD        14,773,000                13,435,300

NUMBER OF COMMON SHARE EQUIVALENTS
  RESULTING FROM STOCK OPTIONS AND WARRANTS,
  COMPUTED USING THE TREASURY STOCK METHOD        916,800                   548,900
                                              -----------                ----------

NUMBER OF COMMON AND COMMON SHARE
  EQUIVALENTS USED IN COMPUTATION              15,689,800                13,984,200

PRIMARY EARNINGS PER SHARE                     $     0.17                $     0.10



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


FULLY DILLUTED EARNINGS PER SHARE

                                                  THREE MONTHS ENDED

                                               JUNE 30,        JUNE 30,
                                                1995             1994
                                             -----------      -----------
NET EARNINGS                                 $ 2,717,600      $ 1,433,100
INTEREST ON CONVERTED CONVERTIBLE
  DEBENTURES (NET OF TAX)                              0           44,500
                                             -----------      -----------
EARNINGS AFTER INTEREST ADDBACK              $ 2,717,600      $ 1,477,600

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING DURING THIS PERIOD       14,773,00        13,435,300

NUMBER OF COMMON SHARE EQUIVALENTS
  RESULTING FROM STOCK OPTIONS AND WARRANTS,
  COMPUTED USING THE TREASURY STOCK METHOD     1,072,100          548,900

WEIGHTED AVERAGE SHARES ISSUABLE FROM
  ASSUMED CONVERSION OF CONVERTIBLE
  SUBORDINATED DEBENTURES SINCE ISSUANCE               0          563,300
                                             -----------      -----------
WEIGHTED AVERAGE COMMON AND DILUTIVE COMMON
  SHARES OUTSTANDING                          15,845,100       14,547,500

PRIMARY EARNINGS PER SHARE                    $     0.17       $     0.10


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


PRIMARY EARNINGS PER SHARE

                                                  SIX MONTHS ENDED

                                              JUNE 30,          JUNE 30,
                                                1995              1994
                                             -----------      -----------
NET EARNINGS                                 $ 4,757,700      $ 2,522,300

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING DURING THIS PERIOD       14,711,000       13,245,600

NUMBER OF COMMON SHARE EQUIVALENTS
  RESULTING FROM STOCK OPTIONS AND WARRANTS,
  COMPUTED USING THE TREASURY STOCK METHOD       866,600          729,400
                                             -----------      -----------

NUMBER OF COMMON AND COMMON SHARE
  EQUIVALENTS USED IN COMPUTATION             15,577,600       13,975,000

PRIMARY EARNINGS PER SHARE                    $     0.31       $     0.18


FULLY DILLUTED EARNINGS PER SHARE

                                                    SIX MONTHS ENDED

                                              JUNE 30,          JUNE 30,
                                                1995              1994
                                             -----------      -----------
NET EARNINGS                                 $ 4,757,700      $ 2,522,300
INTEREST ON CONVERTED CONVERTIBLE
  DEBENTURES (NET OF TAX)                              0           87,800
                                             -----------      -----------
EARNINGS AFTER INTEREST ADDBACK              $ 4,757,700      $ 2,610,100

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING DURING THIS PERIOD       14,711,000       13,245,600

NUMBER OF COMMON SHARE EQUIVALENTS
  RESULTING FROM STOCK OPTIONS AND WARRANTS,
  COMPUTED USING THE TREASURY STOCK METHOD     1,072,200          729,400

WEIGHTED AVERAGE SHARES ISSUABLE FROM
  ASSUMED CONVERSION OF CONVERTIBLE
  SUBORDINATED DEBENTURES SINCE ISSUANCE               0          616,400
                                             -----------      -----------
WEIGHTED AVERAGE COMMON AND DILUTIVE COMMON
  SHARES OUTSTANDING                          15,783,200       14,591,400

PRIMARY EARNINGS PER SHARE                   $      0.30       $     0.18


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